EXHIBIT 4.1

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Eclipse Marketing LLC, a Delaware limited liability company (the “Maker”), hereby unconditionally promises to pay to the order of SpendSmart Networks, Inc., a Delaware corporation (the “Noteholder”, and together with the Maker, the “Parties”), the principal amount of $750,000 (the “Debt”), together with all accrued interest thereon, as provided in this Secured Promissory Note (the “Note”, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

1.           Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“AAA” has the meaning set forth in Section 7.3(a).

“Applicable Rate” means 3%.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Detroit, Michigan are authorized or required by law to close.

“Company” means SpendSmart Networks, Inc., a California corporation.

“Debt” has the meaning set forth in the introductory paragraph.

“Effective Date” means January 31, 2018.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Maker” has the meaning set forth in the introductory paragraph.

“Maturity Date” means the date that is the fifteen-month anniversary of the Effective Date.

“Non-Payment Default” has the meaning set forth in Section 6.3(a).

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

“Security Agreement” means the Security Agreement, dated as of the date hereof, by and between the Company and Noteholder, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Senior Debt” means the principal of, premium, if any, interest (including interest accruing subsequent to the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payment with respect to or in connection with, and all fees, costs, expenses, reimbursement amounts, indemnities and other amounts accrued or due on or in connection with, senior debt facilities or other working capital financings owed of the Maker or the Company, whether outstanding on the date of this Note or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Maker and/or the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing).

2.           Final Payment Date; Optional Prepayments.

2.1           Final Payment Date. The aggregate unpaid principal amount of the Debt, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.2           Optional Prepayment. The Maker may prepay the Debt in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

3.           Security Agreement. The Maker’s performance of its obligations hereunder is secured by a security interest in the collateral specified in the Security Agreement.

4.           Interest.

4.1           Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Debt made hereunder shall bear interest at the Applicable Rate from the Effective Date until the Debt is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

4.2           Computation of Interest. All computations of interest shall be made on the basis of a year of 365 days and the actual number of days elapsed. Interest shall accrue on the Debt on the Effective Date and shall not accrue on the Debt on the day on which it is paid.

4.3           Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Debt shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Maker under applicable Law, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal.

5.           Payment Mechanics.

5.1           Payment Dates. The Debt shall be payable in monthly installments of $20,000 beginning on the last day of the calendar month that follows the month in which the Effective Date occurs and every last-day of each calendar month thereafter; provided that all amounts outstanding under this Note, including all accrued and unpaid interest, shall be due and payable on the Maturity Date.

5.2           Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America on the date on which such payment is due by cashier’s check, certified check or by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Maker from time to time.

5.3           Application of Payments. All payments made hereunder shall be applied first, to accrued interest and second, to the payment of the principal amount outstanding under the Note.

5.4           Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

6.           Subordination. Notwithstanding any provision in this Note to the contrary, the following provisions apply to the Parties and, to the extent contemplated below, relieve the Maker of its payment obligations hereunder. For the avoidance of doubt, neither the Maker nor the Company shall be liable for any amount or damage that arises from or in connection with compliance with, or acts or omissions made in accordance with or permitted by, this Article.

6.1           Agreement to Subordinate. The Noteholder agrees that the Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment or satisfaction of all Senior Debt, including any such Senior Debt incurred, created, assumed or guaranteed after the date hereof, and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt.

6.2           Liquidation; Dissolution; Bankruptcy. The holders of the Senior Debt shall first be entitled to receive payment in full of all amounts due on or in respect of such Senior Debt (including interest after commencement of any bankruptcy proceeding at the rate specified in the documentation for the applicable Senior Debt) or provision shall be made for such amount, or other payments satisfactory to the holders of Senior Debt, before the Noteholder shall be entitled to receive any payment with respect to the Debt, in the event of any distribution to creditors of the Maker and/or the Company, as applicable, in (a) any liquidation or dissolution; (b) any bankruptcy, reorganization, insolvency, receivership or similar proceeding: (c) any assignment for the benefit of creditors; or (d) any marshalling of assets or liabilities.

6.3           Default on Senior Debt.

(a)           The Maker shall not make any payment in respect of the Debt if a payment default on Senior Debt occurs and is continuing, the maturity of all or any portion of Senior Debt has been accelerated due to the occurrence of an event of default in accordance with its terms, or any other default (a “Non-Payment Default”) occurs and is continuing on all or any portion of Senior Debt that permits the holder of such Senior Debt to accelerate its maturity.

(b)           Payments on the Note may and will be resumed: (i) in the case of a payment default on or acceleration of Senior Debt, on the date on which such default is cured or waived and any such acceleration is rescinded or on which such Senior Debt is discharged or paid in full or other payment satisfactory to the holders of such Senior Debt; and (ii) in the case of a Non-Payment Default, on the date on which such default is cured or waived or on which such Senior Debt is discharged or paid in full or other payment satisfactory to the holders of such Senior Debt.

6.4           When Distribution Must be Paid Over. If a payment or distribution is made to the Noteholder that because of this Article should not have been made, the Noteholder shall hold it in trust for the holders of Senior Debt, segregated from other funds and property held by the Noteholder, and pay it over to them (or their proper representative) as their interests may appear.

6.5           Impairment of Subordination. No right of any holder of Senior Debt to enforce the subordination of this Note shall be impaired by any act or failure to act by the Maker, the Company or the Noteholder or by the failure of the Maker, the Company or the Noteholder to comply with this Note.

6.6           Authorization to Effect Subordination. The Noteholder, by accepting this Note, authorizes and directs the Maker on the Noteholder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article and appoints the Maker to act as the Noteholder’s attorney-in-fact for any and all such purposes. Without limiting the foregoing, the Noteholder will, at any time and from time and at the Noteholder’s expense, promptly execute and deliver all further instruments, documents and agreements, and take all further action, that may be necessary or desirable or that the Maker may reasonably request in order to protect any right or interest granted or purported to be granted hereby or to enable the Maker, the Company or any holder of Senior debt to exercise its rights and remedies hereunder.

6.7           Waivers. The Noteholder hereby waives promptness, diligence, notice of acceptance and any other notice with respect to the Senior Debt and this Article and any requirement that any holder of Senior Debt protect, secure, perfect or insure any security interest or any property subject thereto or exhaust any right or take any action against the Maker, the Company, any other Person or any collateral. The Parties agree that the rights and interests of the holders of Senior Debt hereunder and the obligations and agreements of the Noteholder under this Article shall remain in full force and effect regardless of: (a) any lack of validity or enforceability of the Senior Debt, or any other agreement or instrument relating thereto; (b) any change in the time, manner, place or terms of payment, or in any other term of, all or any part of the Senior Debt, or any other amendment or waiver of or any consent to modify the Senior Debt, including, without limitation, any increase in the obligations under the Senior Debt from additional extensions of credit or otherwise; (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or other modification of any guaranty, for the Senior Debt; (d) any manner of application of collateral, including proceeds, to the Senior Debt, or any manner of sale or other disposition of any collateral for the Senior Debt or any other assets of the Maker or the Company; (e) any modification or termination of the corporate structure or existence of the Maker or the Company; or (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Maker, the Company or a subordinated creditor.

6.8           Reinstatement. The provisions of this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise by returned upon the insolvency, bankruptcy or reorganization of the Maker, the Company or otherwise, all as though such payment had not been made.

6.9           No Waiver; Remedies. No failure or delay by any holder of Senior Debt to exercise any of its rights and remedies under this Article shall constitute a waiver thereof, nor shall any partial exercise of any right or remedy preclude any further exercise of such right or of any other right. The remedies herein are cumulative and not exclusive of any remedies provided by law.

6.10           Continuing Agreement; Assignments. The provisions of this Article constitute a continuing agreement and shall remain in full force and effect until payment in full of the Senior Debt, be binding on the Noteholder and its respective successors and assigns, and inure to the benefit of, and be enforceable by, the holders of the Senior Debt and their respective successors and assigns Any holder of Senior Debt may assign or otherwise transfer all or a part of its rights and obligations under the Senior Debt to any other Person and such Person shall thereupon be vested with all the rights granted in this Article to such holder of Senior Debt in respect thereof.

7.           Miscellaneous.

7.1           Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, to such address and otherwise in accordance with that certain Stock Purchase Agreement, dated October 5, 2017, by and between the Parties (“SPA”). Notwithstanding any provision in this Note to the contrary, the Noteholder acknowledges and agrees that, in the event the Noteholder becomes liable for payments due to the Maker under the SPA, the Maker may, in its sole discretion, offset the amounts due from the Maker hereunder by the amount of such payments.

7.2           Governing Law. This Note, the Security Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the Security Agreement and the transactions contemplated hereby and thereby shall be governed by the laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction).

7.3           Arbitration.

(a)           Except for claims seeking injunctive or other equitable relief, any controversy or claim arising out of or relating to this Note or the Security Agreement or a breach of either of the foregoing, shall be settled by binding arbitration in Detroit, Michigan (or such other location as may be agreed to by the parties) to be administered by the American Arbitration Association (“AAA”) in accordance with its then-prevailing Commercial Rules of Arbitration. The Maker and the Noteholder shall select an arbitrator from a list provided by the AAA that is mutually satisfactory to them. If the Maker and the Noteholder are unable to agree on an arbitrator, then each (i.e., the Maker on the one hand and the Noteholder on the other) shall choose an arbitrator from a list provided by the AAA. The two arbitrators so selected shall then select a third arbitrator mutually satisfactory to them from the list provided by the AAA. The single arbitrator so selected by the aforesaid procedure shall hear the dispute and decide it. The arbitrator selected shall not be a present or former officer, employee, consultant or representative of any of the parties or any of their affiliates. The arbitrator shall have a background and training in the general areas of law covered by this Note and the Security Agreement. The arbitrator shall have the right to award costs, fees and expenses, including, without limitation, the arbitrator’s fees and reasonable attorneys’ fees, to the prevailing party. A party shall be entitled to have a judgment entered on the determination or decision of the arbitrator in any court of competent jurisdiction. The award of the arbitrator shall be binding and final on all parties.

(b)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE OR THE SECURITY AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS NOTE, THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS NOTE CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.4           Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note and the Security Agreement constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

7.5           Successors and Assigns. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

7.6           Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

7.7           Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

7.8           Severability. If any term or provision of this Note or the Security Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Maker has executed this Note as of the Effective Date.

Eclipse Marketing LLC

By_____________________

Name: Michael C. Skaff

Title: Authorized Person

ACKNOWLEDGED AND AGREED:

SpendSmart Networks, Inc.

By____________________

Name: Luke Wallace

Title: Chief Executive Officer

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